Exhibit 99.1

Investor Relations Contact

Monica Prokocki

VP of Investor Relations

602-767-2100

investor.relations@lifestance.com

LifeStance Reports First Quarter 2023 Results

SCOTTSDALE, Ariz. – May 10, 2023 – LifeStance Health Group, Inc. (Nasdaq: LFST), one of the nation’s largest providers of outpatient mental healthcare, today announced financial results for the first quarter ended March 31, 2023.

(All results compared to prior-year comparative period, unless otherwise noted)

Q1 2023 Highlights and FY 2023 Outlook

•
Total revenue of $252.6 million increased $49.5 million or 24% compared to revenue of $203.1 million
•
Total clinicians of 5,961 up 19%, a sequential net increase of 330 in the first quarter
•
Net loss of $34.2 million compared to net loss of $62.3 million, primarily driven by stock-based compensation
•
Adjusted EBITDA of $10.1 million compared to Adjusted EBITDA of $12.5 million
•
Raising revenue and Center Margin guidance: Now expecting full year 2023 revenue of $990 million to $1.02 billion and Center Margin of $274 to $290 million; reaffirming full year 2023 Adjusted EBITDA guidance of $50 to $62 million

“We kicked off the year with positive momentum, thanks to the commitment and dedication of our employees, including nearly 6,000 clinicians,” said Ken Burdick, Chairman and CEO of LifeStance. “The team remains focused on execution of our priorities of simplifying administrative complexity and gaining operating leverage. At the same time, we are making progress against our strategic initiatives to improve operational performance, lay the foundation for profitable and sustainable growth, and deliver on our mission of expanding access to high-quality, affordable mental healthcare.”

Financial Highlights
	Q1 2023	Q1 2022	Y/Y
(in millions)
Total revenue	$252.6	$203.1	24%
Loss from operations	(34.1)	(64.9)	(47%)
Center Margin	69.6	54.2	28%
Net loss	(34.2)	(62.3)	(45%)
Adjusted EBITDA	10.1	12.5	(19%)
As % of Total revenue:
Loss from operations	(13.5%)	(32.0%)
Center Margin	27.6%	26.7%
Net loss	(13.5%)	(30.7%)
Adjusted EBITDA	4.0%	6.2%

(All results compared to prior-year period, unless otherwise noted)

•
Total revenue grew 24% to $252.6 million. Strong revenue growth in the first quarter was driven primarily by net clinician growth and increased visit volumes.
•
Loss from operations was $34.1 million, primarily driven by stock-based compensation expense of $23.9 million. Net loss was $34.2 million.
•
Center Margin grew 28% to $69.6 million, or 27.6% of total revenue.
•
Adjusted EBITDA declined 19% to $10.1 million, or 4.0% of total revenue. Adjusted EBITDA as a percentage of revenue decreased as a result of higher G&A expenses from investments in the business.

Balance Sheet, Cash Flow and Capital Allocation

LifeStance used $7.9 million cash flow from operations during the first quarter of 2023. The Company ended the first quarter with cash of $68.3 million and net long-term debt of $224.8 million.

2023 Guidance

LifeStance is raising full year revenue and Center Margin guidance, with the following outlook for 2023:

•
The Company expects full year revenue of $990 million to $1.02 billion, Center Margin of $274 to $290 million, and Adjusted EBITDA of $50 to $62 million.
•
For the second quarter of 2023, the Company expects total revenue of $250 to $260 million, Center Margin of $69 to $76 million, and Adjusted EBITDA of $10 to $16 million.

Conference Call, Webcast Information, and Presentations

LifeStance will hold a conference call today, May 10, 2023, at 8:30 a.m. Eastern Time to discuss the first quarter 2023 results. Investors who wish to participate in the call should dial 1-800-715-9871, domestically, or 1-646-307-1963, internationally, approximately 10 minutes before the call begins and provide conference ID number 1854301 or ask to be joined into the LifeStance call. A real-time audio webcast can be accessed via the Events and Presentations section of the LifeStance Investor Relations website (https://investor.lifestance.com), where related materials will be posted prior to the conference call.

About LifeStance Health Group, Inc.

Founded in 2017, LifeStance (Nasdaq: LFST) is reimagining mental health. We are one of the nation’s largest providers of virtual and in-person outpatient mental health care for children, adolescents and adults experiencing a variety of mental health conditions. Our mission is to help people lead healthier, more fulfilling lives by improving access to trusted, affordable, and personalized mental healthcare. LifeStance employs approximately 6,000 psychiatrists, advanced practice nurses, psychologists and therapists and operates across 34 states and approximately 600 centers. To learn more, please visit www.LifeStance.com.

We routinely post information that may be important to investors on the “Investor Relations” section of our website at investor.lifestance.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Forward-Looking Statements

Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These statements include, but are not limited to full year and second quarter guidance and management's related assumptions, statements about the Company’s financial position; business plans and objectives; general economic and industry trends; operating results; and working capital and liquidity and other statements contained in this presentation that are not historical facts. When used in this press release and on the related teleconference, words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us are intended to identify forward-looking statements. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; our ability to recruit new clinicians and retain existing clinicians; if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be harmed; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with affiliated practices, which we do not own, to provide health care services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business, results of operations and financial condition would be harmed; the impact of health care reform legislation and other changes in the healthcare industry and in health care spending on us is currently unknown, but may harm our business; if our or our vendors’ security measures fail or are breached and unauthorized access to our employees’, patients’ or partners’ data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; actual or anticipated changes or fluctuations in our results of operations; our existing indebtedness could adversely affect our business and growth prospects; and other risks and uncertainties set forth under “Risk Factors” included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent filings made with the Securities and Exchange Commission. LifeStance does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based, except as otherwise required by law.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, including Center Margin, Adjusted EBITDA, and Adjusted EBITDA margin. Tables showing the reconciliation of these non-GAAP financial measures to the comparable GAAP measures are included at the end of this release. Management believes these non-GAAP financial measures are useful in evaluating the Company’s operating performance, and may be helpful to securities analysts, institutional investors and other interested parties in understanding the Company’s operating performance and prospects. These non-GAAP financial measures, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. Therefore, the Company’s non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, such as net loss or loss from operations.

Center Margin and Adjusted EBITDA anticipated for the second quarter of 2023 and full year 2023 are calculated in a manner consistent with the historical presentation of these measures at the end of this release. Reconciliation for the forward-looking second quarter of 2023 and full year 2023 Center Margin and Adjusted EBITDA guidance is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. As such, LifeStance management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results.

# # # #

Consolidated Financial Information and Reconciliations

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except for par value)

	March 31, 2023	December 31, 2022
CURRENT ASSETS
Cash and cash equivalents	$68,294	$108,621
Patient accounts receivable, net	118,382	100,868
Prepaid expenses and other current assets	25,833	23,734
Total current assets	212,509	233,223
NONCURRENT ASSETS
Property and equipment, net	193,511	194,189
Right-of-use assets	196,193	199,431
Intangible assets, net	253,964	263,294
Goodwill	1,293,613	1,272,939
Other noncurrent assets	8,772	10,795
Total noncurrent assets	1,946,053	1,940,648
Total assets	$2,158,562	$2,173,871
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$7,709	$12,285
Accrued payroll expenses	83,673	75,650
Other accrued expenses	32,022	30,428
Current portion of contingent consideration	13,257	15,876
Operating lease liabilities, current	41,647	38,824
Other current liabilities	2,833	2,936
Total current liabilities	181,141	175,999
NONCURRENT LIABILITIES
Long-term debt, net	224,761	225,079
Operating lease liabilities, noncurrent	207,903	212,586
Deferred tax liability, net	37,569	38,701
Other noncurrent liabilities	2,059	2,783
Total noncurrent liabilities	472,292	479,149
Total liabilities	$653,433	$655,148
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock – par value $0.01 per share; 25,000 shares authorized as of March 31, 2023 and December 31, 2022; 0 shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock – par value $0.01 per share; 800,000 shares authorized as of March 31, 2023 and December 31, 2022; 376,537 and 375,964 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	3,767	3,761
Additional paid-in capital	2,108,184	2,084,324
Accumulated other comprehensive income	2,004	3,274
Accumulated deficit	(608,826)	(572,636)
Total stockholders' equity	1,505,129	1,518,723
Total liabilities and stockholders’ equity	$2,158,562	$2,173,871

consolidated statements of operations and comprehensive loss

(unaudited)

(In thousands, except for Net Loss per Share)

	Three Months Ended March 31,
	2023	2022
TOTAL REVENUE	$252,589	$203,095
OPERATING EXPENSES
Center costs, excluding depreciation and amortization shown separately below	182,987	148,893
General and administrative expenses	84,626	103,369
Depreciation and amortization	19,069	15,684
Total operating expenses	$286,682	$267,946
LOSS FROM OPERATIONS	$(34,093)	$(64,851)
OTHER INCOME (EXPENSE)
Gain (loss) on remeasurement of contingent consideration	1,037	(434)
Transaction costs	(86)	(278)
Interest expense, net	(5,092)	(3,441)
Other expense	(45)	—
Total other expense	$(4,186)	$(4,153)
LOSS BEFORE INCOME TAXES	(38,279)	(69,004)
INCOME TAX BENEFIT	4,037	6,676
NET LOSS	$(34,242)	$(62,328)
NET LOSS PER SHARE, BASIC AND DILUTED	(0.09)	(0.18)
Weighted-average shares used to compute basic and diluted net loss per share	360,902	350,849

NET LOSS	$(34,242)	$(62,328)
OTHER COMPREHENSIVE LOSS
Unrealized losses on cash flow hedge, net of tax	(1,270)	—
COMPREHENSIVE LOSS	$(35,512)	$(62,328)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(34,242)	$(62,328)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	19,069	15,684
Non-cash operating lease costs	10,113	—
Stock-based compensation	23,866	59,855
Amortization of discount and debt issue costs	549	295
(Gain) loss on remeasurement of contingent consideration	(1,037)	434
Loss on disposal of assets	45	—
Change in operating assets and liabilities, net of businesses acquired:
Patient accounts receivable, net	(17,138)	(18,121)
Prepaid expenses and other current assets	(4,543)	(12,065)
Accounts payable	(5,466)	1,852
Accrued payroll expenses	7,663	12,759
Operating lease liabilities	(8,736)	—
Other accrued expenses	1,967	4,943
Net cash (used in) provided by operating activities	$(7,890)	$3,308
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(7,729)	(27,910)
Acquisitions of businesses, net of cash acquired	(19,820)	(22,945)
Net cash used in investing activities	$(27,549)	$(50,855)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	—	20,000
Payments of long-term debt	(586)	(331)
Payments of contingent consideration	(4,302)	(5,720)
Taxes related to net share settlement of equity awards	—	(441)
Net cash (used in) provided by financing activities	$(4,888)	$13,508
NET DECREASE IN CASH AND CASH EQUIVALENTS	(40,327)	(34,039)
Cash and Cash Equivalents - Beginning of period	108,621	148,029
CASH AND CASH EQUIVALENTS – END OF PERIOD	$68,294	$113,990
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$5,059	$3,091
Cash paid for taxes, net of refunds	$(13)	$(60)
SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES
Equipment financed through finance leases	$—	$57
Contingent consideration incurred in acquisitions of businesses	$1,985	$2,470
Acquisition of property and equipment included in liabilities	$8,297	$12,320

RECONCILIATION OF loss FROM OPERATIONS TO CENTER MARGIN

(unaudited)

	Three Months Ended March 31,
	2023	2022
(in thousands)
Loss from operations	$(34,093)	$(64,851)
Adjusted for:
Depreciation and amortization	19,069	15,684
General and administrative expenses (1)	84,626	103,369
Center Margin	$69,602	$54,202
(1)
Represents salaries, wages and employee benefits for our executive leadership, finance, human resources, marketing, billing and credentialing support and technology infrastructure and stock-based compensation for all employees.

RECONCILIATION OF NET loss TO ADJUSTED EBITDA

(unaudited)

	Three Months Ended March 31,
	2023	2022
(in thousands)
Net loss	$(34,242)	$(62,328)
Adjusted for:
Interest expense, net	5,092	3,441
Depreciation and amortization	19,069	15,684
Income tax benefit	(4,037)	(6,676)
(Gain) loss on remeasurement of contingent consideration	(1,037)	434
Stock-based compensation expense	23,866	59,855
Loss on disposal of assets	45	—
Transaction costs (1)	86	278
Executive transition costs	160	—
Litigation costs (2)	403	—
Strategic initiatives (3)	407	—
Other expenses (4)	292	1,794
Adjusted EBITDA	$10,104	$12,482

(1)
Primarily includes capital markets advisory, consulting, accounting and legal expenses related to our acquisitions.
(2)
Litigation costs include only those costs which are considered non-recurring and outside of the ordinary course of business based on the following considerations, which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) the complexity of the case, (iii) the nature of the remedy(ies) sought, including the size of any monetary damages sought, (iv) the counterparty involved, and (v) our overall litigation strategy.
(3)
Represents costs, such as third-party consulting costs and one-time costs, that are not part of our ongoing operations related to our systems strategic initiatives.
(4)
Primarily includes costs incurred to consummate or integrate acquired centers, certain of which are wholly-owned and certain of which are affiliated practices, in addition to the compensation paid to former owners of acquired centers and related expenses that are not reflective of the ongoing operating expenses of our centers. Acquired center integration and other are components of general and administrative expenses included in our unaudited consolidated statements of operations and comprehensive loss. Former owner fees is a component of center costs, excluding depreciation and amortization included in our unaudited consolidated statements of operations and comprehensive loss.